                                                                      EXHIBIT 12





                             JOHNSON CONTROLS, INC.
                       COMPUTATION OF RATIO OF EARNINGS TO
                                  FIXED CHARGES
                              (Dollars in millions)


                                                                                   Three Months Ended
                                                                                    December 31, 2001
                                                                            ----------------------------------

Net income                                                                                   $119.9
Provision for income taxes                                                                     75.5
Minority interests in net earnings of subsidiaries                                             14.9
Income from equity affiliates                                                                  (4.1)
Distributed income of equity affiliates                                                         1.0
Amortization of previously capitalized interest                                                 1.6
Other                                                                                          (0.3)
                                                                                        ------------
                                                                                              208.5
                                                                                        ------------

Fixed charges:
      Interest incurred and amortization of debt expense                                       35.9
      Estimated portion of rent expense                                                        17.1
                                                                                        ------------
Fixed charges                                                                                  53.0
Less:  Interest capitalized during the period                                                  (2.7)
                                                                                        ------------
                                                                                               50.3
                                                                                        ------------

Earnings                                                                                     $258.8
                                                                                        ============


Ratio of earnings to fixed charges                                                              4.9
                                                                                        ============

         For the purpose of computing this ratio, "earnings" consist of income before income taxes, minority interest in earnings or losses of consolidated subsidiaries and income from equity affiliates plus (a) amortization of previously capitalized interest, (b) distributed income from equity affiliates and (c) fixed charges, minus interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.





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